     As filed with the Securities and Exchange Commission on June 27, 1996

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                FIRST USA, INC.
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                                  75-2634185
  (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

                                1601 ELM STREET
                                   SUITE 4700
                              DALLAS, TEXAS 75201
          (Address of Principal Executive Offices, Including Zip Code)

                      FIRST USA DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                                JACK M. ANTONINI
                      VICE CHAIRMAN, FINANCE AND PLANNING
                                FIRST USA, INC.
                          1601 ELM STREET, SUITE 4700
                              DALLAS, TEXAS 75201
                                 (214) 849-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

          PHILIP E. TAKEN, ESQ.                    MICHAEL P. FINCH, ESQ.
 SENIOR VICE PRESIDENT AND GENERAL COUNSEL         VINSON & ELKINS L.L.P.
             FIRST USA, INC.                       2300 FIRST CITY TOWER
      1601 ELM STREET, SUITE 4700                    1001 FANNIN STREET
            DALLAS, TEXAS 75201                     HOUSTON, TEXAS 77002
               (214) 849-2000                          (713) 758-2128

                        CALCULATION OF REGISTRATION FEE


                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF

TITLE OF SECURITIES TO BE        AMOUNT TO BE            OFFERING                 AGGREGATE              REGISTRATION

 REGISTERED(1)                   REGISTERED(2)        PRICE PER SHARE          OFFERING PRICE(2)              FEE
- ------------------------------------------------------------------------------------------------------------------------------------

Deferred Compensation
 Obligations...................
- ------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01
 per share (the "Common Stock").
- ------------------------------------------------------------------------------------------------------------------------------------

       Total                          $4,000,000               100%                    $4,000,000              $1,380
- ------------------------------------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of First USA, Inc. to pay deferred compensation in the future in accordance with the terms of the First USA Deferred Compensation Plan for a select group of eligible employees.
(2) The amount to be registered is estimated solely for purposes of calculating the registration fee and includes such indeterminate number of shares of the Registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the First USA Deferred Compensation Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The following documents filed with the Securities and Exchange Commission (the "Commission") by First USA, Inc., a Delaware corporation (the "Registrant"), are incorporated by reference in this registration statement:

(a) Annual Report on Form 10-K of the Registrant for the fiscal year ended June 30, 1995 (File No. 1-11030).

(b) The description of the Common Stock, par value $.01 per share, of the Registrant, contained in the Registrant's Registration Statement on Form S-1, No. 33-45110, as filed with the Commission on January 16, 1992, including any amendment or report filed for the purpose of updating such description.

(c) Quarterly Reports on Form 10-Q of the Registrant for the fiscal quarters ended September 30, 1995, December 31, 1995 and March 31, 1996.

(d) Current Reports on Form 8-K of the Registrant dated July 6, 1995, September 14, 1995, December 7, 1995, March 6, 1996 and May 2, 1996.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant and its subsidiaries to pay deferred compensation in the future in accordance with the terms of the First USA Deferred Compensation Plan (the "Plan") and the First USA Deferred Compensation Plan Trust Agreement, dated as of June 27, 1996, between First USA, Inc. and Wachovia Bank of North Carolina, N.A., as Trustee (the "Trust Agreement"), which are filed as Exhibits 4.6 and 4.7 to this Registration Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4., pursuant to Rule 411(b)(3) under the Securities Act of 1933.

  No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan. The Plan provides that payment of all Obligations of the Registrant's subsidiaries under the Plan is guaranteed by the Registrant, and that any such payment by the Registrant shall be made directly and not through the Trust.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As authorized by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director of officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

  In addition, the Registrant has directors' and officers' liability coverage pursuant to an insurance policy maintained by the Registrant.

  The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions will be to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situation described above. The provisions will not limit the liability of directors under federal securities laws.

  The foregoing statements are subject to the detailed provisions of the Delaware Corporation Law, the Registrant's Certificate of Incorporation, as amended, and the Registrant's By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended June 30, 1995).

4.2 Certificate of Correction of the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993).

4.4 Certificate of the Powers, Designations, Preferences and Rights of the 6-1/4% PRIDES, Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.1.2 to the Registrant's Registration Statement on Form S-3 (No. 33-74288).

4.5 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement No. 33-45110).

*4.6   First USA Deferred Compensation Plan.

 *4.7 First USA Deferred Compensation Plan Trust Agreement, dated as of June 27,
      1996, between First USA, Inc. and Wachovia Bank of North Carolina, N.A., as Trustee.

 *5.1 Opinion of Philip E. Taken, Esq. regarding the legality of the Common
      Stock and the Deferred Compensation Obligations being registered.

*23.1 Consent of Ernst & Young LLP.

*23.2 Consent of Philip E. Taken, Esq. (included in Exhibit 5.1).

 24   Powers of Attorney (included on the signature page hereof).
______________________
*  Filed herewith.

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of June, 1996.


                              FIRST USA, INC.
                              (Registrant)


                              By /s/ JOHN C. TOLLESON
                                 --------------------------------------
                                 John C. Tolleson
                                 Chairman of the Board and Chief Executive
                                  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 27, 1996.


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of First USA, Inc. and each of us, do hereby constitute and appoint Philip E. Taken, our true and lawful attorney and agent, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that the said attorney and agent, or his substitute or substitutes shall do or cause to be done by virtue hereof.


     SIGNATURE                           TITLE

/s/ JOHN C. TOLLESON                Chairman of the Board, Chief Executive
    John C. Tolleson                Officer and Director (Principal Executive
                                    Officer)

/s/ RICHARD W. VAGUE                President and Director
    Richard W. Vague

/s/ JACK M. ANTONINI                Vice Chairman, Finance and Planning
    Jack M. Antonini                (Principal Financial Officer)

/s/ STEVEN L. McDONALD              Senior Vice President (Principal Accounting
    Steven L. McDonald              Officer)

/s/ GERALD S. ARMSTRONG             Director
    Gerald S. Armstrong

/s/ GENE H. BISHOP                  Director
    Gene H. Bishop

/s/ CHARLES T. RUSSELL              Director
    Charles T. Russell

/s/ RUPINDER S. SIDHU               Director
    Rupinder S. Sidhu

/s/ ROGER T. STAUBACH               Director
    Roger T. Staubach

/s/ CARL H. WESTCOTT                Director
    Carl H. Westcott